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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Plan and 1999 Employee Stock Purchase Plan of NetRatings, Inc of our report dated January 21, 2000, with respect to the financial statements of NetRatings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Palo Alto, California
May 30, 2000